Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283917) of Telix Pharmaceuticals Limited of our report dated February 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers
Melbourne, Australia
February 20, 2026

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